Exhibit 99.1

PRINCIPAL STOCKHOLDERS

Frontier Communications Parent, Inc. (the “Company”) had 244,400,000 shares of common stock outstanding as of May 4, 2021, the date the common stock commenced trading on the Nasdaq, after giving effect to the emergence from Chapter 11 bankruptcy, as described below. The aggregate market value of common stock held by non-affiliates of the Company on May 4, 2021, was $5.64 billion based on the closing price of $26.95 per share on May 4, 2021. The number of shares outstanding of the Company’s common stock as of May 4, 2021 was 244,400,000.

As previously disclosed by the Company in its Form 8-K12g3, filed with the Securities and Exchange Commission on April 30, 2021 (the “Emergence 8-K”), on April 14, 2020, Frontier Communications Corporation, a Delaware corporation (“Old Frontier”), and its subsidiaries (collectively with Old Frontier, the “Debtors”), commenced cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On August 21, 2020, the Debtors filed the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”) with the Bankruptcy Court. On August 27, 2020, the Bankruptcy Court entered the Order Confirming the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan.  On April 30, 2021 (the “Effective Date”), the Debtors satisfied the remaining conditions precedent to consummation of the Plan as set forth in the Plan, the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases without any need for further action or order of the Bankruptcy Court.  In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and in the Plan, Old Frontier completed a series of transactions pursuant to which it transferred all of its assets in a taxable sale to an indirectly wholly owned subsidiary of the Company, prior to winding down its business.

In connection with the Company’s emergence from the Chapter 11 Cases and in reliance on the exemption from registration under the Securities Act provided by Section 1145 of the Bankruptcy Code, the Company issued 244,400,000 shares of common stock to holders of “Allowed Senior Notes Claims” under the Plan on the Effective Date.  In addition, as disclosed in the Emergence 8-K, the Company’s Incentive Plan was approved and adopted by the Board of Directors of the Company on the Emergence Date.  The aggregate number of shares of common stock reserved for issuance pursuant to the Incentive Plan is 15,600,000.  As of June 8, 2021, no shares have been issued under the Company’s Incentive Plan.

The foregoing descriptions of the Confirmation Order and the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Confirmation Order, which was attached to the Emergence 8-K as Exhibit 2.1, and the Plan, which was attached as an exhibit to the Confirmation Order, each of which are incorporated herein by reference.

    The table below shows the number of shares of our common stock beneficially owned as of the close of business on May 4, 2021, by all of our current directors and executive officers as a group, as well as the only persons known by us to be the beneficial owners of more than 5% of our common stock, as of May 4, 2021, based on filings made under Sections 13(d) and 13(g) of the Exchange Act, in each case with percentages of the class owned based on 244,400,000 shares of our common stock outstanding as of May 4, 2021:

Name of Beneficial Owner	Common Stock of Frontier Communications Parent, Inc.
	Number of Shares		Percentage of Class Owned
Ares Management	35,205,040	(A)	14.4%
Glendon Capital Management LP	20,834,935	(B)	8.5%

All current directors and executive officers as a group (16 persons total)	0		0%

(A) Based upon a Schedule 13G filed ACOF VI Frontier AIV A1, L.P., ACOF VI Frontier AIV A2, L.P., ACOF VI Frontier AIV A3, L.P., ACOF VI Frontier AIV A4, L.P., ACOF VI Frontier AIV A5, L.P., ACOF VI Frontier AIV A6, L.P., ACOF VI Frontier AIV A7, L.P., ACOF VI Frontier AIV A8, L.P., ACOF VI Frontier AIV A9, L.P., ACOF VI Frontier AIV A10, L.P., and ACOF VI Frontier AIV B1, L.P., ASOF Frontier AIV A1, L.P., ASOF Frontier AIV A2, L.P., ASOF Frontier AIV A3, L.P., ASOF Frontier AIV A4, L.P., ASOF Frontier AIV A5, L.P., ASOF Frontier AIV A6, L.P., ASOF Frontier AIV A7, L.P., ASOF Frontier AIV A8, L.P., ASOF Frontier AIV A9, L.P., ASOF Frontier AIV A10, L.P., ASOF Frontier AIV A11, L.P. , ASOF Frontier AIV B1, L.P., ASSF IV AIV B Holdings III, L.P., ASSF IV AIV B, L.P., ACOF Investment Management LLC, ASOF Investment Management LLC, ASSF Operating Manager IV, L.P., Ares Management LLC, Ares Management Holdings L.P., Ares Holdco LLC; Ares Management Corporation, Ares Management GP LLC, Ares Voting LLC and Ares Partners Holdco LLC (collectively, “Ares Management”) filed on May 14, 2021.

(B) Based upon a Schedule 13G filed by Glendon Capital Management LP on May 26, 2021.